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                                  EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                      NEW DIRECTIONS MANUFACTURING, INC.,

                  A NEVADA CORPORATION, DATED JANUARY 9, 1997
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                           ARTICLES OF INCORPORATION
                                       OF
                       NEW DIRECTIONS MANUFACTURING, INC.

  WE THE UNDERSIGNED, having associated ourselves together for the purpose of forming a forming a corporation under the general corporation laws of the State of Nevada, do hereby certify:

                                       I

The name of the corporation is NEW DIRECTIONS MANUFACTURING, INC.

                                       II

The registered office is located at 9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117, and the resident agent, Felicia Murray, 9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117.

                                      III

This Corporation is organized for the object and purposes of engaging in every lawful activity subject to expressed limitations.

                                       IV

The amount of total authorized capital stock of this Corporation is Twenty Five Million (25,000,000) shares of Common Stock having a par value of $.001 per share, said stock being non-assessable. Holders of this stock shall be entitled to vote at all corporate elections and may cast one vote for each share held in their name.

                                       V

The Members of the governing board of this Corporation are styled directors and there are three (3) in number and the names and post office address of the first Board of Directors are as follows:

   NAME                               ADDRESS
   ----                               -------
 Don Metke             9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117
 Jack Horner, Sr.      9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117
 Sean F. Lee           9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117

The number of Members of the Board of Directors may, from time to time, be increased, but never less than one in the manner provided for by the general
corporation law.   Director(s) need not be a stockholder.

                                       VI

The Board of Directors shall have the power and authority to issue capital stock in exchange for money or other assets, or as legal payment for any services rendered.
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                                      VII

The names and post office address of each of the incorporators signing these Articles of Incorporation are as follows:

    NAME                                        ADDRESS
    ----                                        -------
    Felicia Murray           9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117

                                      VIII

The duration of the existence of this Corporation is perpetual.

                                       IX

As fully as possible under the laws of the State of Nevada as they now exist and as they may from time to time be revised, the Corporation intends that its directors be protected from legal action by stockholders or other persons (natural or otherwise) on account of service as directors of the Corporation, NEW DIRECTIONS MANUFACTURING, INC. A director shall not be liable for damages for actions of the Corporation to stockholders or to any other person (natural or otherwise) unless such director engaged in personal fraud directly affecting such action or actions of the Corporation.

IN WITNESS WHEREOF, we have subscribed our undersigned names this 9th day of January, 1997.

                                                 /s/   Felicia Murray
                                             ------------------------------
                                             FELICIA MURRAY

STATE OF NEVADA     } SS
COUNTY OF CLARK     }

On 1-9-97 before me, the undersigned, a Notary Public in and for said State, personally appeared FELICIA MURRAY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledge that _____ executed the same.

WITNESS my hand and official seal

Signature        /s/   DAVID JETT          (This area for notarial seal)
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